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                             COMMERCIAL INSTALLMENT NOTE
                                        (DRAW)

$150,000.00                                       Executed at Columbus, Ohio
                                                              August 4, 1998

FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of NATIONAL CITY BANK, a national banking association ("Bank"), which has a place of business in Columbus, Ohio, at any office of Bank, ONE HUNDRED FIFTY THOUSAND and 00/100 DOLLARS (or, if less, the unpaid principal balance shown on an attachment to this note or on Bank's loan account records) in lawful money of the United States together with interest, in Thirty Nine (39) consecutive monthly installments, commencing on August 4, 1998, the first Three (3) of which installments shall be the unpaid interest accrued on this note. Thereafter, each installment shall consist of principal and the unpaid interest accrued on this note in the aggregate amount of Four Thousand Seven Hundred Three and 48/100 Dollars ($4,703.48), provided that in no event shall any installment be less than the unpaid interest accrued on this note, except that the final installment shall be in such amount as will pay all of the unpaid principal of and unpaid interest accrued on this note in full.

This note represents an arrangement that allows Debtor to obtain advances without giving Bank a separate note for each advance. Bank will record the date and amount of each advance on an attachment to this note or on Bank's loan account records. Debtor agrees that each advance so recorded shall be prima facie evidence that an advance was made on the date and in the amount indicated. The number of advances and the amount of each advance are not limited; provided, however, that the aggregate total of all advances shall not exceed the face amount of this note.

Prior to maturity, principal and any overdue interest shall bear interest computed daily (on the basis of a 360-day year and actual days elapsed) at the rate of Eight and Four One Hundredths percent (8.04%) per annum. Debtor may prepay the principal of this note in whole or in part at any time upon one (1) Business Day's prior written notice to Bank if, concurrently with the prepayment, Debtor pays to Bank a premium based upon the principal amount prepaid and computed (on the basis of a 360-day year and actual days elapsed) at a rate per annum equal to the excess, if any, of the interest rate stated in this paragraph over the Reinvestment Rate, for the period from the date of prepayment to the date on which the final installment is payable.

Concurrently with any prepayment of the principal of this note, Debtor shall pay the unpaid interest accrued on the principal being prepaid, and each prepayment shall be applied to the outstanding installments of this note in the inverse order of their respective due dates.

If Debtor fails to pay an installment in full within ten (10) days after its due date, Debtor, in each case, will incur and shall pay a late charge equal to the greater of Twenty and 00/100 Dollars ($20.00) or five percent (5.0%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any Event of Default under this note.

Except as otherwise provided in writing, payments will be applied first to installments in the order of their respective due dates and then to late charges in the order of their respective due dates; provided, however, that if a payment so applied would pay the principal of this note in full, but leave late charges outstanding, such payment will instead be applied to late charges prior to being applied to the principal portion of the final installment. Each payment of an installment shall be applied first to accrued but unpaid interest and then to principal.

In its discretion, Bank may, from time to time, unilaterally change any provision for the application of payments and installments by mailing a written notice to Debtor of the change.



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The notice shall be mailed to the address indicated herein or such other address that Debtor may furnish in writing to an appropriate officer of Bank and shall be mailed not less than fifteen (15) days prior to the effective date of such change.

If this note is not paid in full at maturity (whether by lapse of time, acceleration of maturity or otherwise), the interest rate otherwise in effect hereunder shall be increased by three percent (3.0%) per annum, provided that in no event shall principal of and interest on this note bear interest after maturity at a rate less than the interest rate actually in effect hereunder immediately after maturity.


The occurrence of any of the following shall constitute an EVENT OF DEFAULT hereunder:

     (a) Debtor's Bank Debt or any part thereof shall not be paid in full promptly when due (whether by lapse of time, acceleration of maturity or otherwise);

     (b) any Obligor shall die or be dissolved;

     (c) any representation or warranty made by any Obligor in this note or any Related Writing shall be false or erroneous in any material respect;

     (d) any Obligor shall fail or omit to perform or observe any agreement made by that Obligor in this note or in any Related Writing;

     (e) a judgment shall be entered against any Obligor in any court of record;

     (f) any deposit account of any Obligor is attached or levied upon;

     (g) any voluntary petition by or involuntary petition against any Obligor shall be filed pursuant to any chapter of any bankruptcy code or any Obligor shall make an assignment for the benefit of creditors, or there shall be any other marshalling of the assets and liabilities of any Obligor for the benefit of the Obligor's creditors;

     (h) any Obligor enters into any merger or consolidation or sells, leases, or otherwise disposes of all or substantially all of such Obligor's assets in any manner other than in the ordinary course of business; or

     (i) any Obligor's Bank Debt or any part thereof shall not be paid in full immediately when due (whether by lapse of time, acceleration of maturity or otherwise).

Upon the occurrence of an Event of Default, the holder of this note may, in its sole discretion, declare this note to be due and payable, and the principal of and interest on this note shall thereupon become immediately payable in full, without any presentment, demand or notice of any kind, which Debtor hereby waives. Debtor will pay to Bank all costs and expenses of collection of this note, including, without limitation, attorneys' fees.


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In this note, the following terms have the following meanings:

     (a) BANK DEBT means Debt payable to Bank, whether initially payable to Bank or acquired by Bank by purchase, pledge or otherwise and whether assigned or participated to or from Bank in whole or in part;

     (b) BUSINESS DAY means a day on which Bank's main office is open to the public for carrying on substantially all of its banking functions, but shall not include Saturdays, Sundays or legal holidays;

     (c) DEBT means, collectively, all monetary liabilities, and any charges or expenses incurred in connection therewith, now or hereafter owing by the Person or Persons in question, including, without limitation, every such liability whether owing by such Person or one (1) of such Persons alone or jointly, severally or jointly and severally, whether owing absolutely or contingently, or directly or indirectly, and whether created by loan, overdraft, guaranty or other contract or by quasi-contract, tort, statute or other operation of law;

     (d) OBLIGOR means any Person who is or shall become obligated or whose property is or shall serve as collateral for the payment of Debtor's Bank Debt or any part thereof in any manner and, in addition to Debtor, includes, without limitation, any maker, endorser, guarantor, subordinating creditor, assignor, pledgor, mortgagor or hypothecator of property;

     (e) PERSON means a natural person or entity of any kind, including, without limitation, any corporation, partnership, trust, governmental body, or any other form or kind of entity;

     (f) PRIME RATE means the fluctuating rate of interest which is publicly announced from time to time by Bank at its principal place of business as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans;

     (g) REINVESTMENT RATE means a rate of interest equal to the "bond equivalent yield" for the most actively traded issues of U.S. Treasury Bills. U.S. Treasury Notes or U.S. -Treasury Bonds for a term similar to the period from the date of prepayment to the due date of the final installment of this note and in a principal amount comparable to the principal amount being prepaid, all as reasonably determined by Bank; and

     (h) RELATED WRITING means a writing of any form or substance signed by any Obligor (whether as principal or agent) or by any attorney, accountant or other representative of any Obligor and received by Bank in respect of Debtor's Bank Debt or any part thereof, including, without limitation, any credit application, credit agreement, reimbursement agreement, financial statement, promissory note, guaranty, indenture, mortgage, security agreement, authorization, subordination agreement, certificate, opinion or any similar writing.

Debtor certifies to Bank that all funds disbursed under this note will be used for business or commercial purposes.

Debtor and the undersigned guarantors, if any, hereby authorize Bank to share all credit and financial information relating to Debtor and the undersigned guarantors, if any, with Bank's


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parent company, and with any subsidiary or affiliate company of Bank or of
Bank's parent company.

In no event shall the interest rate in effect on this note exceed the maximum rate permissible under the law governing this note.

If Debtor consists of more than one Person, Debtor shall be jointly and severally liable on this note.

Any holder's delay or omission in the exercise of any right under this note shall not operate as a waiver of that right or of any other right under this note.

If any provision of this note is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that determination shall not affect any other provision of this note, and each such other provision shall be construed and enforced as if the invalid, illegal or unenforceable provision were not contained herein.

This note and the Related Writings set forth the entire agreement between the parties regarding the transactions contemplated hereby, and supersede all prior agreements, commitments, discussions, representations and understandings, whether written or oral, and any and all contemporaneous oral agreements, commitments, discussions, representations and understandings between the parties relating to the subject matter hereof.

No amendment, modification or supplement to this note or any Related Writings shall be binding unless executed in writing by all parties thereto, and this provision shall not be subject to waiver by any party and shall be strictly enforced.

This note shall be governed by the law of the state in which Bank has its principal place of business.

Debtor and the undersigned guarantors, if any, jointly and severally authorize any attorney-at-law to appear in any state or federal court of record in the United States after this note matures (whether by lapse of time, acceleration of maturity or otherwise); to waive the issuance and service of process; to confess judgment against Debtor and/or any undersigned guarantor in favor of the holder of this note for the amount then appearing due, together with interest and costs of suit; and to release all errors and waive all rights of appeal and stay of execution. If any judgment against Debtor and/or any undersigned guarantor is vacated for any reason, this warrant of attorney may be used to obtain additional judgments.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

560 Dublin Avenue                            QPI MULTIPRESS, INC., AN OHIO
Columbus, Ohio 43215                         CORPORATION
(   )
 ---  --------------                         By: /s/ William Harrison, Jr.
                                                ----------------------------
                                                 William Harrison, Jr.
                                             Its: Vice President


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